EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") DATED effective the 4th day of April, 2025 ("Effective Date").

BETWEEN:

QUATERRA ALASKA, INC., a body corporate incorporated pursuant to the laws of Alaska and having an office at 143 South Nevada St, Yerington, NV 89447 USA ("QTA Alaska") and its parent Lion Copper and Gold Corp. ("Lion CG")

(collectively, "QTA Alaska" and "Lion CG" are sometimes hereinafter referred to as the "Company")

AND:

JOHN BANNING, individual, having a place of residence at 208 A South Main Street, Yerington, NV 89447, USA

(the "Executive")

WHEREAS:

A. The Company is involved in the business of acquiring, exploring and developing natural resource properties;

B. The Executive has expertise and experience in the business carried on by the Company;

C. The Company and Executive wish to enter into this Agreement to provide the terms under which Executive will be employed by QTA Alaska to serve as the manager ("Manager") of the Company's subsidiary Singatse Peak LLC; and

D. Lion CG wishes to appoint the Executive as Chief Executive Officer ("CEO") of Lion CG, and the Executive is agreeable to his appointment as CEO on the terms of this Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the promises and the mutual covenants and agreements hereinafter set forth, IT IS AGREED as follows:

1. Executive Employment. QTA Alaska hereby hires and engages the Executive as an employee of QTA Alaska, to serve as Manager of Singatse Peak LLC commencing on the Effective Date.

2. CEO Appointment. Executive agrees to act, and Lion CG hereby confirms the appointment of the Executive as the CEO of Lion CG commencing on the Effective Date.

3. Compensation. QTA Alaska shall pay the Executive, by way of remuneration, an annual salary subject to lawful withholdings of Two Hundred Fifty Thousand Dollars (US $250,000.00) commencing effective April 4, 2025, payable in equal semi-monthly installments on the fifteenth and last day of each month. Should the fifteenth or last day of any month not be a business day, the semi-monthly installment of the Executive's salary otherwise due on such date shall be paid to the Executive on the immediately preceding business day. Any partial monthly period payment will be pro-rated for the portion worked at the then applicable salary.

4. Signing Bonus. In addition to other compensation hereunder, QTA Alaska shall pay the Executive a signing bonus in the amount of US$50,000 to be paid within seven (7) days of the Effective Date.

5. Performance Options. In connection with the engagement of the Executive as Manager and CEO, the Company agrees to grant on the Effective Date to the Executive the following performance options of Lion CG (the "Performance Options"), that will be evidenced by a separate performance option agreement to be entered into between Lion CG and the Executive:

a) 3,750,000 Performance Options exercisable at a price of US$0.08 and vesting, subject to the holder being a senior executive officer of Lion CG at such vesting time, upon either (A) the value of the market capitalization of Lion CG's common shares on the principal stock exchange on which such common shares are listed (currently being the Canadian Securities Exchange) being no less than US$100,000,000 for any 30 consecutive trading days, determined using the volume weighted average price (VWAP) multiplied by the number of issued and outstanding shares of the Company as at the close of business for each such trading day; or (B) the Lion CG or its securityholders receiving consideration upon closing of a liquidity event (including but not limited to a business combination or sale of substantially all of the Company's Mason Valley assets or assets in general) having a fair market value of no less that US$100,000,000; and

b) a further 3,750,000 Performance Options that shall vest and be exercisable as set forth in (a) above but substituting US$200,000,000 in place of US$100,000,000.

The Performance Options will expire on the earlier of (i) five (5) years from the Effective Date, (ii) the date the Executive role as CEO or Manager terminates, provided that unless the Executive is terminated for cause, any vested Performance Options will expire on that date which is three (3) years following such termination date. For clarity, if the Executive's employment is terminated for cause all vested and unvested Performance Options will expire on such termination date; or if the Executive resigns, any vested Performance Options will expire on that date which is ninety (90) days following such resignation date.

6. Services. The services of the Executive will be those customarily provided by the Manager and CEO of a mineral exploration and development company listed on a stock exchange, including but not limited to the following (as applicable from time to time):

a) reporting to the Board, with periodic business updates, plans, budgets, material agreements and other matters as determined by the Executive and the Board from time to time.

b) providing overall leadership and management for the project development team through the prefeasibility, feasibility, and basic and detailed engineering phases;

c) ensuring rigorous application of NI 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and Item 1300 of Regulation S-K;

d) managing and integrating work across all technical disciplines - mining, metallurgy, infrastructure, environmental, etc.;

e) overseeing project controls such as develop/manage budgets, forecasts, schedule, etc.;

f) coordinating closely with Nuton, LLC team on deployment of their proprietary copper processing technologies and advancement of the Company's mining projects by joint venture or otherwise;

g) regularly updating the Lion CG executive team and the Board;

h) leading engagement with external consultants and contractors supporting the Company's projects; and

i) such other assignments as may from time to time be given by the Company to the Executive.

(collectively, the "Services")

The critical deliverables under the Services include:

j) completion of an NI 43-101 complaint pre-feasibility study for the Yerington Copper Project; and

k) completion of an NI 43-101 compliant feasibility study for the Yerington Copper Project.

7. Location of Services. The Executive's principal place of Employment is in Yerington, Nevada. The Executive shall remain, on a permanent basis, within reasonable proximity of Yerington, Nevada, USA to ensure provision of the Services to the Company. The Executive may be required to travel to and work at different locations to meet business needs from time to time. The Executive agrees to reasonable travel to work at such different locations if required to do so.

8. During the term of this Agreement, the Executive shall diligently and faithfully devote his effort, attention, and ability to the Company's affairs and business to perform his duties under this Agreement.

9. The Executive shall conduct himself, perform his duties, and serve the operations of the Company in an efficient, trustworthy and businesslike manner to the advantage and benefit of the Company.

10. During the term of employment with the Company, the Executive shall not, without prior written consent, directly or indirectly engage in any business activity or enterprise that would limit or impede the Executive's ability to fulfill his duties to the Company, which duties shall be the Executive's priority. Executive may not engage in activity that may result in a conflict of interest between the Executive's duties to the Company and the Executive's duties to any other person or business.

11. A. Confidential Information. The Executive acknowledges that he will have access to non-public information and trade secrets relating to the Company, including but not limited to Company's business, plans, strategy, projections, customers, vendors, policies, methods, financial or scientific data or information (including various models, reports, documents, maps, and other information required or made available to perform Executive's duties described herein) (hereinafter "Confidential Information"). Executive should presume that all information provided or accessible to Executive or which Executive encounters in performing his duties is Confidential Information, and Executive shall maintain the confidentiality thereof at all times. Confidential Information will not, however, include information that is: (i) in the public domain (ii) lawfully disclosed or made available to Executive by a third party having no obligation to the Company to maintain the confidentiality of such information; or (iii) is approved in writing by the Company for unrestricted release or disclosure.

The Executive shall not, either before or after the termination of this Agreement, disclose to any person, nor make use of any Confidential Information except in furtherance of performing Executive's assignments, duties, and obligations pursuant to this Agreement. The Executive agrees that disclosure by him of such Confidential Information may result in irreparable injury and damage to the Company, which will not be adequately compensable in money damages, that the Company will have no adequate remedy at law therefor, and that the Company shall have the right, and may, without objection from the Executive, obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the Company against, or on account of any breach by the Executive of the provisions of this paragraph. Nothing herein shall be construed as preventing the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from the Executive. Notwithstanding the above, any disclosure of Confidential Information which occurs in the course of the Executive's reasonable provision of services to the Company, or which is required pursuant to any applicable law or the order of a court or any regulatory body, shall not be considered a breach of the confidentiality obligations in this Section 11.

Notwithstanding any provisions in this Agreement or company policy applicable to the unauthorized use or disclosure of trade secrets, Executive is hereby notified that, pursuant to Section 7 of the Defend Trade Secrets Act (DTSA), Executive cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made

(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law. Executive also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

Nothing herein shall prohibit or restrict Executive (or Executive's attorney) from initiating communications directly with, responding to an inquiry from, providing testimony before, or otherwise participating in any investigation or proceeding conducted by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority regarding possible securities law violations without the need for permission from or notice to the Company.

B. Non-Solicitation. Executive agrees that during employment with the Company and for a period of twelve (12) months after termination of the employment relationship, Executive shall not directly or indirectly, either individually or on behalf of or in conjunction with another person, organization, or other company:

(i) Hire or engage to perform services, or, on behalf of any other person or entity, cause to be hired or engaged to perform services, by or for such other person or entity, any Covered Employee for employment or perform services with or for any competitor, supplier, referral source or client of the Company, or to otherwise cause such Covered Employee to terminate his/her employment or service relationship with the Company. "Covered Employee" shall mean a person who is employed by, or performing services for the Company or its affiliates or subsidiaries during Executive's employment and/or at the time of Executive's termination.

(ii) Solicit, induce, entice, lure or encourage any person who is, or during the period of Executive's employment was, a client of the Company or its affiliates or subsidiaries, including but not limited to referral sources for the purpose of soliciting such client to do business with anyone other than the Company.

(iii) Intentionally divert or attempt to divert business opportunities away from the Company or its affiliates or subsidiaries or encourage opportunities to conduct business with a competitor of the Company or its affiliates or subsidiaries.

C. Non-Compete. During employment and for twelve (12) months thereafter, Executive agrees that he shall not directly or indirectly, either individually or on behalf of or in conjunction with  another  person,  organization,  company or  other  entity,  engage  in any self-employment, employment with any other entity, work as a consultant or independent contractor, or have full or partial ownership of any entity (i) in any business that would be competitive with the Company in connection with the use of the Company's mineral lands and water rights; or (ii) any business involving any minting properties or mining activity within six (6) miles of the boundaries of the mineral and water rights forming part of the Company's mining project(s) as in existence during the term of this Agreement; provided, however, that nothing herein shall prohibit Executive from owning, in the aggregate, not more than five percent (5%) of any class of securities of a publicly traded entity.

D. Company Property. Upon termination from employment with the Company for any reason, Executive shall immediately return all Company property as well as all property belonging to any affiliates or subsidiaries in Executive's possession or control. Company property includes, but is not limited to records, documents, software, disks, computer printouts, ledgers, manuals, pagers, mobile phones, computers, key fobs, vehicles, and any other device, equipment, or any other material owned by or belonging to the Company or its affiliates or subsidiaries. This paragraph specifically excludes any personal computers, laptops, mobile phones, or other devices that Executive owns and uses in the performance of duties, as well as any personal phone number that Executive has provided for use with a Company-owned mobile phone (which number shall remain portable and personal to Executive following termination); provided, however, that upon termination from employment with the Company, Executive will return to the Company or, as may be requested by the Company, destroy or permanently delete any and all Confidential Information (as defined above) stored on such device(s) and fully relinquish access to the Company's and all subsidiaries' and affiliates' email, communication, and data storage systems and networks. Executive agrees to not retain any originals or copies of any Company or affiliates' or subsidiaries' property following termination of employment with the Company.

E. Irreparable Harm. Executive agrees to be bound by the covenants contained in this Agreement during the employment term, including as applicable for the durations described following termination of employment, as a condition of employment with the Company. Executive acknowledges that the mining industry, land use, and water rights industries are very competitive and that any material violation of this Agreement by Executive may cause irreparable harm and loss of goodwill to the Company or its affiliates or subsidiaries. Executive further acknowledges that such harm could not be adequately compensated by an award of money damages. Executive hereby agrees that if Executive breaches, or threatens or attempts to breach, any part of this Agreement, the Company, and/or any of its affiliates or subsidiaries shall be entitled to immediate preliminary and permanent injunctive relief, without bond, or a decree of specific performance of this Agreement, in addition to any additional remedies and relief that would be available to the Company and/or its affiliates or subsidiaries.

F. Fiduciary Duties. Executive acknowledges that the terms and obligations under this Agreement are in addition to, and not in lieu of, any common law or statutory duties that Executive may have to the Company and/or its affiliates and subsidiaries to refrain from breaching any fiduciary duty or using or disclosing any trade secrets or proprietary or Confidential Information, and nothing in this Agreement shall be construed as limiting the rights of the Company or its affiliates and subsidiaries from enforcing such rights to the fullest extent permitted by law.

12. The Company shall have the right to second the Executive on a part-time basis to its affiliates or subsidiaries. During any secondment period, the Executive's salary may be paid by Employer or the host company. Any compensation paid or benefits conferred by the host company to Executive for the secondment will be credited to Company's salary and benefits obligations herein.

13. Expenses. The Executive shall be reimbursed for all travel expenses and other reasonable expenditures actually and properly incurred by him in connection with his provision of services hereunder. For all such expenses the Executive shall furnish to the Company statements and vouchers as and when required by the Company but in any event not later than fifteen (15) days after the close of each month for expenses incurred during the preceding month. The Company may set reasonable per diem amounts and may set a separate written policy for expense reimbursements to which the Executive will adhere.

14. The Executive will be eligible to participate on comparable terms with other employees who are similarly situated, in accordance with existing or future policies or procedures of the Company, in fringe benefit programs, including vacations, bonuses, sick leave, medical insurance, life insurance and stock option plans. The Company is not obligated to offer any such plans except as may be required by law. The Company reserves the right to change, amend, modify, eliminate, or adopt plans, benefits, or programs from time to time.

15. The Executive may take four (4) weeks of vacation each year with reasonable advance notice and upon the Company's prior approval as to dates of time off.

16. If the Executive shall become disabled or incapacitated to such an extent that he is unable to perform his regular duties, upon validation and confirmation from a licensed medical doctor of the duration and scope of such disability or incapacity, Executive shall be entitled to receive, during the period of such disability or incapacitation, his full salary from the date thereof, payable monthly for two (2) months. If the Executive remains unable to perform his duties under this Agreement for more than two (2) months during any consecutive twelve months because of disability or incapacitation, the Company may terminate Executive's employment immediately thereafter upon written notice, subject to state or federal leave laws as may be applicable, if any.

17. The Company and the Executive expressly acknowledge that the Executive's employment is at-will, and this Agreement is not for a specified term. Except as provided herein, Executive will not be entitled to any severance payments in the event of termination of this Agreement by either party. If the termination of employment is due to a Change in Control and the Executive is not retained for employment for a period of at least 12 months following such event, the Company will pay Executive severance of 12 months of Executive's then current base salary ("Severance"), provided that the payment of Severance will be subject to and conditioned upon Executive having delivered to the Company a waiver and release of claims and ratification of post- employment covenants in favor of the Company and its affiliates and subsidiaries in a form satisfactory to the Company, which executed waiver and release must be effective and irrevocable in accordance with its terms by no later than the 30th day after termination of employment. Severance will be treated as compensation from which federal and state withholding and payroll taxes will be deducted.

"Change in Control" shall mean:

a) the purchase or acquisition of shares of the Company and/or securities (the "Convertible Securities") convertible into shares of the Company or carrying rights to acquire shares of the Company, as a result of which a person, group of persons or persons acting jointly or in concert (collectively the "Holder") beneficially own or exercise control or direction over shares of the Company and/or Convertible Securities such that, assuming only the conversion of the Convertible Securities beneficially owned by the Holders, entitle them to cast more than fifty percent (50%) of the votes attaching to all of the shares of the Company which may be cast to elect directors, and shall exclude any votes held by current directors of the Company;

b) the occurrence of any of the following:

(i) an amalgamation, arrangement, merger or other combination of the Company with another company(ies) pursuant to which the shareholders of the Company will not immediately thereafter, own shares of the successor or continuing company entitling them to cast more than fifty percent (50%) of the votes attaching to all of the shares in the capital of the successor or continuing company which may be cast to elect directors of that company;

(ii) a reorganization; or

(iii) a sale of all or substantially all of the Company's Mason Valley assets, or assets of the Company in general, or

c) as a result of or in connection with: (i) a contested election of directors; or (ii) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Company and/or any of the Company's subsidiaries and a Holder, the nominees named in the management information circular of the Company for election to the Board of Directors of the Company at the immediately preceding annual general meeting of Lion CG shall not constitute a majority of the Board.

If the Company terminates the Executive's employment without cause (i) Company will provide Executive with six (6) months prior written notice of termination or payment in lieu of such notice. In the event of payment in lieu of notice, such payment shall be subject to and conditioned upon Executive having delivered to the Company a waiver and release of claims and ratification of post-employment covenants in favor of the Company and its affiliates and subsidiaries in a form satisfactory to the Company. If the terms above regarding Severance apply to such termination then any payment in lieu of notice shall be credited toward the Severance payment; and (ii) the Executive will be entitled to exercise any vested Performance Options at any time during (A) the three (3) year period following the effective date of the termination, or (B) the expiration date of the Performance Options, whichever is shorter.

The Company may terminate Executive's employment effective immediately for "cause". "Cause" means:

a) the commission by Executive of any act of dishonesty, fraud or misrepresentation, or embezzlement or misappropriation of property of the Company or any of its subsidiaries or affiliates;

b) unless while on an approved leave due to disability or incapacity, the failure of the Executive to perform his duties as required by this Agreement following written notice thereof and ten (10) days opportunity to cure;

c) Executive's disregard of Company's policies or procedures;

d) any act constituting negligence or willful misconduct in connection with Executive's employment, resulting or intended to result in direct or indirect harm to the Company or any of its affiliates' or subsidiaries' business(es) or reputation;

e) any indictment or formal charge of a felony or of a crime involving moral turpitude;

f) Executive's breach of any law, regulatory rule or governmental directive during the performance of duties hereunder that adversely affects the Company or Executive's ability to perform his duties for the Company; or

g) Executive's breach of any provision of this Agreement (including but not limited to the covenants regarding Confidential Information, Non-Solicitation, or Non-Compete).

18. A. Intellectual Property Rights. All documents, work product, and other materials that are delivered under this Agreement, including but not limited to those Services identified herein, and all other writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services or other work performed in connection with the Services or this Agreement (collectively, the "Work Product"), and all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively, the "Intellectual Property Rights" therein, shall be owned exclusive by the Company. Executive acknowledges and agrees that any and all Work Product that may qualify as "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101) is hereby deemed "work made for hire" for the Company and all copyrights therein shall automatically and immediately vest in the Company. To the extent that any Work Product does not constitute "work made for hire" Executive irrevocably assigns to the Company and its successors and assigns for no additional consideration, Executive's entire right, title, and interest in and to the Work Product and all Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof.

B. To the extent any copyrights are assigned under this Section 18, Executive hereby irrevocably waives in favor of the Company, to the extent permitted by applicable law, any and all claims Executive may now or hereafter have in any jurisdiction to all right of paternity or attribution, integrity, disclosure, and withdrawal and any other rights that may be known as "moral rights" in relation to all Work Product to which the assigned copyrights apply.

C. Executive shall make full and prompt written disclosure to the Company of any inventions that constitute Work Product, whether or not such inventions are patentable or protected as trade secrets. Executive shall not disclose to any third party the nature or details of such inventions without the prior written consent of the Company. Any patent application for or application for registration of any Intellectual Property Rights in any Work Product that Executive may file during Executive's employment will belong to the Company, and Executive hereby irrevocably assigns to the Company, for no additional consideration, Executive's entire right, title, and interest in and to such application, all Intellectual Property Rights disclosed or claimed therein, and any patent or registration issuing or resulting therefrom.

D. Upon the reasonable request of the Company, during and after Executive's Employment, Executive shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, and provide such further cooperation, as may be reasonably necessary to assist the Company to apply for, prosecute, register, maintain, perfect, record, or enforce its rights in any Work Product and all Intellectual Property Rights therein. In the event the Company is unable, after reasonable effort, to obtain Executive's signature on any such documents, Executive hereby irrevocably designates and appoints the Company as Executive's agent and attorney-in-fact, to act for and on Executive's behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Work Product with the same legal force and effect as if Executive had executed them. Executive agrees that this power of attorney is coupled with an interest.

E. Notwithstanding this Section 15, to the extent that any of Executive's pre- existing materials are incorporated in or combined with any Deliverable or otherwise necessary for the use or exploitation of any Work Product, Executive hereby grants to the Company an irrevocable, worldwide, perpetual, royalty-free, non-exclusive license to use, publish, reproduce, perform, display, distribute, modify, prepare derivative works based upon, make, have made, sell, offer to sell, import, and otherwise exploit such preexisting materials and derivative works thereof. The Company may assign, transfer, and sublicense through multiple tiers such rights to others without Executive's approval.

F. As between Executive and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to Executive by the Company ("Company Materials"), and all Intellectual Property Rights therein. Executive has no right or license to reproduce or use any Company Materials except solely during Executive's Employment to the extent necessary to perform Executive's obligations under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. Executive shall have no right or license to use the Company's trademarks, service marks, trade names, logos, symbols, or brand names.

19. If any provision, word or clause of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions which shall be fully severable, and this Agreement shall be construed and enforced without regard to such illegal, invalid or unenforceable provision.

20. This Agreement supersedes and replaces all pre-existing agreements between the parties hereto in respect of the employment relationship described herein, including that certain Employment Agreement dated July 15, 2024, whereby Employee was hired as the Company's Chief Operations Officer of Lion CG and General Manager of the Company's Yerington Copper Project (the "COO Agreement"). All stock options previously granted to Executive, including those granted under the COO Agreement, shall be subject to the same termination provisions, change of control provisions, and other terms and conditions as set forth in this Agreement and the agreement in respect of the Performance Options. Except for any obligations for outstanding compensation under the COO Agreement, the Executive hereby releases the Company from any and all obligations of the Company and its associates and affiliates, and any actual or potential claims, arising directly or indirectly from, such COO Agreement, other than claims of indemnity or claims pursuant to an existing policy of insurance applicable to the Executive.

21. Any notice required or permitted to be given under this Agreement shall be delivered personally, or by courier to the address of the parties hereto set out on the first page hereof, and notice shall be deemed given on the date of delivery if during business hours on a business day, and, if not during business hours on a business day, upon the next business day.

22. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the Courts of the State of Nevada. If any party prevails on a claim that affords the prevailing party attorneys' fees and costs, then the court may award reasonable attorneys' fees and costs to the prevailing party. Any dispute as to who is the prevailing party and/or the reasonableness of any fee or costs shall be resolved by the court.

23. Executive has had the opportunity to seek independent legal advice and is not relying on the Company or its legal advisors in connection with the execution of this Agreement.

24. This Agreement may be executed in any number of counterparts and exchanged electronically, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

25. Each member of the Company and their affiliates and subsidiaries are hereby made an intended third-party beneficiary of this Agreement.

IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as and from the day and year first above written.

LION COPPER AND GOLD CORP.

By: __________________________________

 Authorized Signatory

QUATERRA ALASKA, INC.

By: __________________________________

 Authorized Signatory

EMPLOYEE

_______________________

JOHN BANNING